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                               Exhibit No. 23(a)


                          Consent of Ernst & Young LLP
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                        Consent of Independent Auditors
                        -------------------------------

We consent to the incorporation by reference in the Registration Statement (Form S-8 No. 333-0000) pertaining to the 1996 Stock Option Plan of Medarex, Inc. of our report dated February 2, 1996, with respect to the financial statements of Medarex, Inc. included in its Annual Report (Form 10-K) for the year ended December 31, 1995, filed with the Securities and Exchange Commission.



                                         ERNST & YOUNG LLP


Princeton, New Jersey
November 12, 1996